UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
ALTO NEUROSCIENCE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALTO NEUROSCIENCE, INC.

650 Castro Street, Suite 450

Mountain View, California 94041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2025

Dear Alto Neuroscience, Inc. Stockholder:

You are cordially invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Alto Neuroscience, Inc., a Delaware corporation (“we” or “us,” or the “Company”), which will be held on Tuesday, May 13, 2025 at 8:30 a.m. Eastern Time. The Annual Meeting will be virtual, held via live webcast, through which you can listen to the meeting, submit questions, and vote online. There is no physical location for the Annual Meeting.

The Annual Meeting will be held for the following purposes:

1.	To elect the Board of Director’s nominee named in the accompanying proxy statement (“Proxy Statement”) to serve as a Class I director until the 2028 Annual Meeting of Stockholders;

2.

To ratify the Audit Committee of the Company’s Board of Directors’ selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting can be attended by visiting www.virtualshareholdermeeting.com/ANRO2025 and entering your 16-digit Control Number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form sent to you. You may log-in to the Annual Meeting beginning at 8:15 a.m. Eastern Time, on Tuesday, May 13, 2025. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement.

The record date for the Annual Meeting is March 17, 2025. Only stockholders of record at the close of business on that date are entitled to notice and may vote at the Annual Meeting, or any adjournment or postponement thereof. A stockholder entitled to attend and vote at the Annual Meeting is entitled to appoint one or more proxies to attend and vote instead of him or her at the Annual Meeting, using the proxy card provided or using an electronic proxy card by telephone or via the internet in the manner described in the Proxy Statement. A proxy need not be a stockholder of record.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 13, 2025, at 8:30 a.m. Eastern Time via live webcast.

This Notice, the accompanying Proxy Statement and our 2024 Annual Report on Form 10-K are available at www.proxyvote.com. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the internet, telephone or mail.

By Order of the Board of Directors

/s/ Erin R. McQuade

Erin R. McQuade

General Counsel and Chief Administrative Officer; Corporate Secretary

City of Mountain View, California

April 1, 2025

You are cordially invited to attend our Annual Meeting via our virtual meeting platform. Whether or not you expect to attend the meeting, please vote over the telephone or the internet prior to the Annual Meeting as instructed in these materials, or if you receive a paper proxy card by mail, by completing and returning such proxy card promptly in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting.

ALTO NEUROSCIENCE, INC.

650 Castro Street, Suite 450

Mountain View, California 94041

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

May 13, 2025

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	8	Plurality of the votes of the shares present or represented by proxy and entitled to vote in the election of directors. Only votes “For” will affect the outcome of the vote; “withhold” votes and broker non-votes will have no effect on the outcome of the vote.	“For” the director nominee

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025	21	Affirmative vote of a majority of the votes cast on this matter, voting affirmatively or negatively (excluding abstentions and broker non-votes).	“For”

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Alto Neuroscience, Inc. (sometimes referred to as “we”, “us”, the “Company” or “Alto”) is soliciting your proxy to vote at the 2025 annual meeting of stockholders via live webcast (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request to receive a printed set of the proxy materials.

We intend to mail the Notice on or about April 1, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The Notice contains instructions on how to access our Proxy Statement and our 2024 Annual Report on Form 10-K on the internet, instructions on how to vote via the internet or by telephone, instructions on how to request a paper copy of our proxy materials by mail, and how to register to attend the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request, or had previously requested, a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address for the Annual Meeting, you may (i) visit www.proxyvote.com, (ii) call 1-800-579-1639 or (iii) send an email to sendmaterial@proxyvote.com. Please have your proxy card or Notice in hand when you access the website or call and follow the instructions provided and, if sending an email, please include your control number (discussed below) in the subject line.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of one Class I director (“Proposal 1”); and

•	Ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board of Directors recommend I vote on these matters?

Our Board of Directors recommends a vote:

•	“FOR” the election of Husseini Manji, M.D. as a Class I director; and

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

How do I attend the Annual Meeting?

The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/ANRO2025. There is no physical meeting location, and thus you will not be able to attend the Annual Meeting in person.

You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on March 17, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/ANRO2025 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, follow the instructions from your broker, bank or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares. Please refer to the Q&A “How do I vote?” below for further details.

If you attend the Annual Meeting via live webcast with a Control Number, you will be able to vote at the meeting and submit questions. We encourage you to access the Annual Meeting before it begins at 8:30 a.m. Eastern Time. Online check-in will start approximately 15 minutes before the meeting on Tuesday, May 13, 2025.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 17, 2025 will be entitled to vote at the Annual Meeting. On the record date, there were 27,072,129 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 17, 2025 your shares were registered directly in your name with Alto’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 17, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting, and may access the meeting and vote by logging in with your Control Number at www.virtualshareholdermeeting.com/ANRO2025. However, since you are not the stockholder of record, you must follow the instructions provided by your brokerage firm, bank or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a Control Number via email or on your notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the Proxy Materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your notice or voting instruction form and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend you contact your broker, bank or other stockholder of record to do so. You may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required.

How do I vote?

For Proposal 1, you may either vote “For” the nominee to the Board or you may “Withhold” your vote for such nominee. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, or vote in advance by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote during the Annual Meeting even if you have already voted by proxy.

•

To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on May 12, 2025), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning their proxy card or voting instruction form, as described below.

•

To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice or proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on May 12, 2025 to be counted.

•

To vote over the telephone, dial the number provided on the Notice or proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from your Notice or proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 12, 2025 to be counted.

•

To vote using the proxy card that may be requested, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/ANRO2025. You will need to enter the 16-digit Control Number found on your Notice or proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form from that organization rather than from Alto. You should follow the instructions in the notice to ensure your vote is counted. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a Control Number via email or on notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a Control Number via email or on your notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your Control Number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 17, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director and “For” the ratification of the selection by the Audit Committee of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE rules and, accordingly, the NYSE rules apply to the voting of all shares held in a brokerage account. In this regard, Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Will a list of the stockholders of record as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our stockholders of record as of the close of business on the record date will be available for examination by any stockholders of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of stockholders of record, please email generalcounsel@altoneuroscience.com.

Where can we get technical assistance?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

During the Annual Meeting, how do we ask questions of management and the Board?

At the Annual Meeting, we plan to respond to appropriate stockholder questions relevant to Annual Meeting business, if allotted time permits. Stockholders of record as of the close of business on March 17, 2025 may submit questions during the Annual Meeting after logging in with your Control Number through www.virtualshareholdermeeting.com/ANRO2025. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting and in compliance with the rules of conduct for the Annual Meeting will not be responded to.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on all Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card, dated with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Alto’s Corporate Secretary at 650 Castro Street, Suite 450, Mountain View, California 94041.

•	You may vote online during the Annual Meeting. Simply attending the Annual Meeting without voting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided to you by your broker, bank or other agent.

When are stockholder proposals due for next year’s Annual Meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in our proxy materials relating to our 2026 annual meeting of stockholders (the “2026 Annual Meeting”), all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by December 2, 2025 to our Corporate Secretary at 650 Castro Street, Suite 450, Mountain View, California 94041.

If you wish to submit a proposal or nominate a director at the 2026 Annual Meeting but you are not requesting that your proposal or nomination be included in our proxy materials for the 2026 Annual Meeting pursuant to

Rule 14a-8 of the Exchange Act, your proposal or nomination must delivered to and received by our Corporate Secretary, in writing, at 650 Castro Street, Suite 450, Mountain View, California 94041 not later than the close of business on February 12, 2026 nor earlier than January 13, 2026. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-41944), filed with the SEC on February 6, 2024.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. The inspector of election will separately count, for Proposal 1, votes “For,” “Withhold,” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Abstentions on Proposal 2 will be counted towards the vote total for this proposal and will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect some broker non-votes on this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For Proposal 1, the election of directors, the nominee receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome of the vote. “Withhold” votes and broker non-votes will each have no effect on the outcome.

To be approved, Proposal 2, the ratification of the selection by the Audit Committee of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025, must receive “For” votes from a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal 2. Abstentions on Proposal 2 will be counted towards the vote total for this proposal and will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 2 as a “routine” matter, we do not expect broker non-votes on Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. On March 17, 2025, the record date, there were 27,072,129 shares of common stock outstanding and entitled to vote. A majority of these shares must be present in person or virtually or represented by proxy at the Annual Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the shares present at the meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us within four business days after the meeting, we intend to first file a Form 8-K publishing preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The Board presently has seven members. There are two directors in Class I whose term of office expires at this Annual Meeting and who are not standing for re-election, and following the Annual Meeting, the Board will have five members. The Board has nominated, based on the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”), one Class I director to stand for election at the Annual Meeting: Husseini Manji, M.D. Dr. Manji is currently a director of the Company and was previously elected by stockholders. If elected at the Annual Meeting, Dr. Manji would serve until the 2028 annual meeting and until his successor has been duly elected and qualified or, if sooner, until his death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the one nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the one nominee named below. We have no reason to believe that our director nominee will be unavailable for election at the Annual Meeting. In the event that our director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Vacancies on the board of directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or such director’s earlier death, resignation or removal.

Our corporate governance guidelines encourage our Board, including the nominee for director, to attend our annual meetings. Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Class I Nominee to the Board of Directors for a Three-Year Term Expiring at the 2028 Annual Meeting

The nominee, his age as of April 1, 2025, and the class in which he is being nominated are provided in the table below. Additional biographical description of the nominee, including length of service, is set forth in the text below the table. The description includes primary individual experience, qualifications, qualities and skills of our nominee that led to the conclusion that he should serve as a member of our Board at this time.

Name of Director Nominee	Class	Age	Position
Husseini Manji, M.D.	I	66	Director

Husseini Manji, M.D. has served as a member of our board of directors since February 2024. Since May 2023, Dr. Manji has served as Co-Chair of the U.K. Government Mental Health Mission. Dr. Manji has served as a professor at the University of Oxford since June 2021 and has served as a visiting professor at Duke University School of Medicine since July 2006. Dr. Manji previously served as Global Head, Science for Minds at Johnson & Johnson, a pharmaceutical company, from July 2020 to July 2022. Dr. Manji served as Global Therapeutic Head, Neuroscience at the Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, from June 2008 to July 2020. Dr. Manji received an M.D. from the University of British Columbia and a B.S. in Biochemistry from the University of British Columbia. Dr. Manji received the designation of Fellow of the Royal College of Physicians of Canada from the Royal College of Physicians and Surgeons of Canada. Our board of directors believes Dr. Manji’s expertise and experience in the field of neuroscience qualify him to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEE.

Continuing Directors

Continuing directors, their respective ages as of April 1, 2025, and the class in which they belong are provided in the table below. Additional biographical descriptions of each director, including length of service, are set forth in the text below the table.

Name of Director	Class	Age	Position	Term Expires
Amit Etkin, M.D., Ph.D.	III	48	President, Chief Executive Officer, and Chair of the Board	2027
Christopher Nixon Cox	II	46	Lead Independent Director	2026
Andrew Dreyfus	III	66	Director	2027
Gwill York	II	68	Director	2026

Amit Etkin, M.D., Ph.D. is our Founder and has served as our Chief Executive Officer and the Chair of our board of directors since March 2019 and as our President since November 2023. Prior to forming Alto, Dr. Etkin served as a Professor of Psychiatry and Behavioral Sciences at the Stanford University School of Medicine, where he was on staff in multiple leading roles since July 2010. As a tenured Professor, Dr. Etkin became an international leader in the neuroscience of psychiatric disorders and their treatments. Dr. Etkin completed his psychiatry training at Stanford University and received an M.D. and a Ph.D. in Neurobiology from Columbia University, an M.Phil. in Neurobiology from Columbia University, and a B.S. in Biology from the Massachusetts Institute of Technology. Our board of directors believes that Dr. Etkin’s experience as our Founder, President, and Chief Executive Officer, as well as his expertise in the field of neuroscience, qualify him to serve on our board of directors.

Christopher Nixon Cox has served as a member of our board of directors since April 2022. Since December 2021, Mr. Cox has served as Chief Executive Officer of Lightswitch Capital, a private equity firm. In addition, Mr. Cox has served as Chief Executive Officer of Argali Carbon Corporation, a carbon offset developer, since January 2023 and of BioSource Feeds Corporation since November 2023. From December 2018 until March 2020, Mr. Cox served as Vice Chairman of Brightsphere, Inc, a publicly traded asset manager. Mr. Cox has also served as the Managing Partner and co-founder of OC Global Partners LLC, a financial services company, since October 2006. Previously, Mr. Cox served as a corporate associate at the law firm of Weil, Gotshal & Manges LLP from 2004 to 2006. Mr. Cox has served as chairman and a member of the board of directors of High-Trend International Group, an international shipping company, since March 2025 and as a member of the board of directors of Newsmax Inc., a multimedia company, since December 2020. Mr. Cox received a J.D. from the New York University School of Law, a certificate in Finance from New York University Stern School and a B.A. in Politics from Princeton University. Our board of directors believes that Mr. Cox’s financial expertise and investment experience qualify him to serve on our board of directors.

Andrew Dreyfus has served as a member of our board of directors since October 2023. From August 2005 to December 2022, Mr. Dreyfus served in roles of increasing responsibility at Blue Cross Blue Shield of Massachusetts, a health insurance company, most recently serving as President and Chief Executive Officer from September 2010 to December 2022. Mr. Dreyfus has served as a member of the board of directors of Ironwood Pharmaceutics, Inc., a pharmaceutical company, since April 2016, and the board of directors of Octave Health Group Inc., a privately held company, since February 2024. He serves on numerous boards and advisory boards for non-profit organizations. Mr. Dreyfus received a B.A. in English from Connecticut College. Our board of directors believes that Mr. Dreyfus’ extensive leadership experience in the healthcare industry and his service as a public company director qualify him to serve on our board of directors.

Gwill York has served as a member of our board of directors since September 2021. From 1994 to 2017, Ms. York served as Founding Managing Director of Lighthouse Capital Partners, a venture financing firm she co-founded. Ms. York currently serves as a member of the board of directors of Sofina SA, a Belgian investment company listed on Euronext Brussels, as well as a member of the boards of trustees of various medical and non-profit organizations. Ms. York received an M.B.A. from Harvard Business School and a B.A. in Urban and Developing Economics from Harvard University. Our board of directors believes that Ms. York’s investment experience at Lighthouse Capital, financial expertise, and history of advising early-stage healthcare and technology companies qualify her to serve on our board of directors.

Non-Continuing Directors

The table below provides information about two current directors whose term of office expires at the Annual Meeting and who are not standing for re-election, their respective ages as of April 1, 2025, and the class in which they belong. Additional biographical descriptions of each director, including length of service, are set forth in the text below the table.

Name of Director	Class	Age	Position
Po Yu (Jeff) Chen, Ph.D.	I	45	Director
Maha Radhakrishnan, M.D.	I	55	Director

Po Yu (Jeff) Chen, Ph.D. has served as a member of our board of directors since April 2022. Since April 2018, Dr. Chen has served as Managing Director at Alkeon Capital Management, an investment advisory company, where he also serves as the Head of Healthcare. Dr. Chen previously served as Vice President of Biotechnology Equity Research at Cowen and Company LLC, an investment banking firm, from March 2014 to March 2018. Dr. Chen received a Ph.D. in Cellular Molecular Medicine and Neuroscience from The Johns Hopkins University School of Medicine and a B.S. in Life Science - Chemistry from Penn State University. Our board of directors believes that Dr. Chen’s experience covering biotechnology companies as an investment professional qualifies him to serve on our board of directors.

Maha Radhakrishnan, M.D. has served as a member of our board of directors since March 2024. Since August 2024, Dr. Radhakrishnan has served as Executive Partner at Sofinnova Investments, a biopharmaceutical investment firm. From January 2020 to March 2024, Dr. Radhakrishnan served as Group Senior Vice President and Chief Medical Officer of Biogen, Inc., a global biotechnology company. Previously, Dr. Radhakrishnan served as Senior Vice President and Global Head of Medical, Primary Care Business Unit at Sanofi S.A., a global biopharmaceutical company focused on human health, from October 2018 to January 2020. Dr. Radhakrishnan served as the Senior Vice President, Head of Worldwide Medical at Bioverativ Inc. from November 2016 to September 2018. She has served as a member of the board of directors of Minovia Therapeutics since January 2023. Dr. Radhakrishnan received an M.D. and a Masters in the Russian language from the People’s Friendship University (Russia). Our board of directors believes Dr. Radhakrishnan’s expertise and experience overseeing strategic portfolios across different therapeutics areas through product development and commercialization and overseeing global medical strategy and operations qualify her to serve on our board of directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board has undertaken a review of the independence of our directors and considered whether any director has a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of our board. Based upon information requested from and provided by each director concerning such director’s background, employment, and affiliations, including family relationships, our board of directors has determined that Dr. Chen, Mr. Cox, Mr. Dreyfus, Dr. Manji, Dr. Radhakrishnan, and Ms. York, representing six of our seven current directors, are “independent directors” as defined under the listing standards of the NYSE. In making these determinations, our Board considered the current and prior relationships that each director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described in the section titled “Certain Related Person Transactions and Indemnification” below. Our Board has determined that Dr. Etkin, by virtue of his role as our President and Chief Executive Officer, is not an independent director under the current rules and regulations of the SEC and the listing standards of the NYSE. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Dr. Etkin, our Founder, President, and Chief Executive Officer, is Chair of the Board. Our Board believes that combining the positions of Chief Executive Officer and Chair of the Board helps to ensure that the Board and management act with a common purpose. Our Board also believes that it is advantageous to have a chair of the board of directors with an extensive history with, and knowledge of, our company (as is the case with Dr. Etkin).

As Dr. Etkin is not an independent director, our Board has appointed Mr. Cox to serve as our lead independent director. The lead independent director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; calling meetings or separate sessions of the independent directors; approving board meeting schedules and agendas; acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board; and when appropriate, meeting or otherwise communicating with our major stockholders or other constituencies. Our corporate governance guidelines provide the flexibility for our Board to modify our leadership structure in the future as it deems appropriate.

In addition, we have a separate chair for each committee of our Board. The chair of each committee is expected to report regularly to our Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Director Commitments

Our Board believes that all members of the Board should have sufficient time and attention to devote to Board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to Board duties, the Governance Committee and our Board consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards.

Our Board believes that each of our directors, including our director nominee, has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors.

Role of the Board of Directors in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us.

Our Audit Committee has the responsibility to consider and discuss our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment is undertaken and the execution of internal controls. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of our compliance with the Sarbanes-Oxley Act of 2002, as amended. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the Audit Committee discusses cybersecurity and IT risk management periodically with management as part of standing meeting agendas. Our Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation and Management Development Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board or the applicable committee of the Board, meets periodically, and at least annually, with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management as to various risk management topics, as well as incident reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board.

Meetings of the Board of Directors

The Board met 11 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable NYSE listing standards, in fiscal year 2024, our independent directors met at regularly scheduled executive sessions without management present. Mr. Cox presided over the executive sessions.

Information Regarding Committees of the Board of Directors

The Board has established three standing committees: an Audit Committee, a Compensation and Management Development Committee, and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Each committee operates under a written charter that is available to our stockholders in the “Corporate Governance” section of our investor relations website at https://investors.altoneuroscience.com, which satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. The following table provides membership and meeting information for the year ended December 31, 2024 for each of these standing committees:

Name	Audit		Compensation and Management Development		Nominating and Corporate Governance(1)
Po Yu (Jeff) Chen, Ph.D.					X	*
Christopher Nixon Cox	X		X	*
Andrew Dreyfus	X		X
Husseini Manji, M.D.					X
Maha Radhakrishnan, M.D.					X
Gwill York	X	*	X
Total meetings in fiscal year 2024	4		7		1

*	Designates Committee Chairperson
(1)	The Board intends to appoint one or more additional directors to the Nominating and Corporate Governance Committee following the Annual Meeting.

Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee consists of Mr. Cox, Mr. Dreyfus, and Ms. York, with Ms. York serving as the chair of the Audit Committee. Our Board has determined that each of these individuals satisfies the requirements for independence under the current rules and regulations of the SEC and the listing standards of the NYSE. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In addition, our Board has determined that Mr. Cox and Ms. York each qualify as an “audit committee financial expert” within the meaning of SEC regulations. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

The primary responsibilities of the audit committee include, among other things:

•	helping our board of directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm that describes its internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the consolidated audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Audit Committee

Ms. Gwill York, Chair

Mr. Christopher Nixon Cox

Mr. Andrew Dreyfus

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation and Management Development Committee (“Compensation Committee”)

Our Compensation Committee consists of Mr. Cox, Mr. Dreyfus, and Ms. York, with Mr. Cox serving as chair of the Compensation Committee. Our Board has determined that each of the members of our Compensation Committee is independent under the listing standards of the NYSE and qualifies as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary responsibilities of the Compensation Committee include, among other things:

•	reviewing and approving (or, as applicable, recommending to our board of directors) the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving the compensation paid to our non-employee directors;

•	administering our equity incentive plans and other benefit programs;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;

•

reviewing, adopting, amending, and terminating the terms of any employment agreements, severance arrangements, bonus plans, deferred compensation plans, change-of-control protections, and any other compensatory arrangements for our executive officers;

•	reviewing, evaluating, and recommending to our board of directors succession plans for our executive officers; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee holds regularly scheduled meetings several times per year. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with management and our outside compensation consultants. The Compensation Committee meets regularly in executive session. Various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to present financial, equity, market comparative or other background information or advice, or to otherwise participate in Compensation Committee meetings.

The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

For the fiscal year ended December 31, 2024, the Compensation Committee retained an independent compensation consultant from Aon Consulting, Inc., through its Human Capital Solutions division (“Aon”), as the Compensation Committee’s advisor reporting directly to the Chair of the Compensation Committee. The Compensation Committee annually assesses the independence of the compensation consultant under SEC and NYSE criteria and, for 2024, concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Compensation Committee.

Our Compensation Committee identified Aon based on Aon’s consulting experience, key competencies, technical resources, and general reputation in the industry. The Compensation Committee requested that Aon:

•	evaluate the efficacy of our compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•

assist in refining our compensation strategy in connection with our transition to a public company, and developing and implementing executive and director compensation programs to execute that strategy;

•

assist the Compensation Committee in formulating strategies for fostering retention and strengthening alignment of compensation with the achievement of specific strategic milestones and stockholder value creation; and

•	ensure our compensation strategy adheres to market best practices.

As part of its engagement of Aon, the Compensation Committee directed Aon to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Historically, the Board or the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year, including for example, in connection with our IPO in 2024 (the “IPO”). For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted with input from directors.

Nominating and Corporate Governance Committee (“Governance Committee”)

Our Governance Committee currently consists of Dr. Chen, Dr. Manji, and Dr. Radhakrishnan, with Dr. Chen serving as Chair of the Governance Committee. The Board intends to appoint one or more additional directors to the Governance Committee following the Annual Meeting. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of the NYSE and SEC rules and regulations.

The primary responsibilities of the Governance Committee include, among other things:

•	identifying, reviewing, and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by our stockholders, to serve on our board of directors;

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

Board Membership Criteria

The Board and the Governance Committee will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Governance Committee. In considering candidates, the Board and the Governance Committee intend to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having a diverse personal background, perspective and experience, and having the commitment to rigorously represent the long-term interests of our stockholders. The Board and the Governance Committee review candidates for director nomination in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Board and the Governance Committee will consider diversity, age, skills, and such other factors as each deems appropriate given the current needs of us and our Board to maintain a balance of knowledge, experience and capability. With regard to diversity, we are committed to seeking to attain diversity and balance among directors of thought, viewpoints, backgrounds, skills, experience, expertise, race, gender, sexual orientation, and geography. Accordingly, as part of the director search process, the Governance Committee will endeavor to consider qualified candidates, including candidates who self-identify their gender as female and candidates from underrepresented communities, in each case who meet the relevant business and search criteria. The Governance Committee assesses the effectiveness of such policy through its periodic evaluation of the composition of the full board of directors.

In the case of incumbent directors whose terms of office are set to expire, the Board and the Governance Committee review such directors’ overall service to us and our business during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence, including share ownership or other factors. In the case of new director candidates, the Board and the Governance Committee also determine whether the nominee must be independent for purposes of satisfying NYSE rules and regulations.

The Governance Committee will consider director candidates recommended by stockholders. The Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance Committee at the following address: 650 Castro Street, Suite 450, Mountain View, California 94041 in accordance with the timeline outlined in the section entitled “When are stockholder proposals due for next year’s Annual Meeting?” under the heading “Questions and Answers About These Proxy Materials and Voting.” Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Non-Employee Director Compensation

Director Compensation Table

The following table sets forth information regarding the compensation of our non-employee directors earned for service on our Board during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Po Yu (Jeff) Chen, Ph.D.	27,500	387,429	414,929
Christopher Nixon Cox	18,333	423,655	441,988
Chris Dimitropoulos*	—	—	—
Andrew Dreyfus	49,500	369,334	418,834
Michael Liang*	—	—	—
Husseini Manji, M.D.	4,583	405,560	410,143
Maha Radhakrishnan, M.D.	20,333	363,557	383,890
Aaron Weaver*	—	—	—
Gwill York	20,681	405,559	426,240

(1)

Consists of cash compensation paid to non-employee directors during 2024 including annual cash retainers, committee chair retainers, and committee member retainers. Certain directors elected to receive stock options in lieu of all or a portion of their 2024 annual board cash retainer, which had a grant date fair value, calculated based on the Black-Scholes option valuation methodology, equal to the compensation that they would have otherwise received in cash.

(2)

The amounts shown in the Option Awards column represent the grant date fair value of stock options granted to the non-employee director during 2024 under the 2024 Equity Incentive Plan. Amounts reported in this column have been determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718. The assumptions made in the valuation reflected in this columns are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The amounts do not reflect dollar amounts actually received by the non-employee director or the economic value that may be received by the non-employee director upon stock option exercise or any sale of the underlying shares of common stock.

The following table provides information regarding the number of shares of common stock underlying options held by our non-employee directors that were outstanding as of December 31, 2024:

Name	Shares Underlying Outstanding Options as of December 31, 2024
Po Yu (Jeff) Chen, Ph.D.	32,114
Christopher Nixon Cox	35,197
Chris Dimitropoulos*	—
Andrew Dreyfus	53,055
Michael Liang*	—
Husseini Manji, M.D.	33,657
Maha Radhakrishnan, M.D.	32,164
Aaron Weaver*	—
Gwill York	78,618

*	Mr. Dimitropoulos, Dr. Liang, and Mr. Weaver served as members of our Board until their respective resignations in connection with the IPO.

Dr. Etkin, our Chief Executive Officer, who is also the Chair of the Board of Directors, did not receive any additional compensation for service as a director. Dr. Etkin’s compensation as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table.”

Non-Employee Director Compensation Policy

Prior to our IPO, we did not have a formal compensation policy with respect to service on our Board. Our Board adopted a non-employee director compensation policy in January 2024 that became effective upon the execution and delivery of the underwriting agreement related to the IPO and is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000 (plus an additional $30,000 for the non-executive chair of our Board, if any, and an additional $20,000 for the lead independent director);

•	an additional annual cash retainer of $8,000, $6,000, and $5,000 for service as a member of the Audit Committee, the Compensation Committee, and the Governance Committee, respectively;

•	an additional annual cash retainer of $16,000, $12,000, and $10,000 for service as chair of the Audit Committee, the Compensation Committee, and the Governance Committee, respectively;

•	an initial option grant to purchase 30,574 shares of our common stock on the date of each such non-employee director’s appointment to our Board; and

•	an annual option grant to purchase 15,287 shares of our common stock on the date of each of our annual stockholder meetings.

Under the non-employee director compensation policy, directors may elect to receive some or all of their eligible cash compensation in the form of stock options.

In connection with the IPO, we granted to each of our then-current non-employee directors an option to purchase 30,574 shares of our common stock under our 2024 Equity Incentive Plan at an exercise price per share equal to the IPO price of $16.00. Further, upon appointment of Dr. Radhakrishnan to the board of directors on March 8, 2024, pursuant to the non-employee director compensation policy described above, Dr. Radhakrishnan received an option to purchase 30,574 shares of our common stock under our 2024 Equity Incentive Plan at an exercise price per share equal to $13.76.

Each of the option grants described above under the non-employee director compensation policy was granted under our 2024 Equity Incentive Plan. Each initial option grant, including the grants made in connection with the IPO, will vest and become exercisable in equal monthly installments over a three-year period, subject to the director’s continuous service to us through each vesting date. Each annual option grant will vest and become exercisable subject to the director’s continuous service to us through the earlier of the first anniversary of the date of grant or the next annual stockholder meeting. The term of each option will be ten years, subject to earlier termination as provided in the 2024 Equity Incentive Plan.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Stockholder Communications with the Board of Directors

All stockholders and other interested parties are welcome to communicate with our non-management directors through an established process for stockholder communication. For communication directed to our non-management directors, please contact our Corporate Secretary in writing at the address listed below.

Alto Neuroscience, Inc.

650 Castro Street, Suite 450

Mountain View, CA 94041

Attn: Corporate Secretary

Communications from stockholders must set forth:

1.	the name and address of the stockholder on whose behalf the communication is sent; and

2.	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the co mmunic ation.
The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication. All communications directed to the Audit Committee in accordance with the Company’s whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics (the “Code of Conduct”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. A copy of the Code of Conduct is available in the “Corporate Governance” section of our investor relations website at https://investors.altoneuroscience.com. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any of the principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 filed on March 20, 2025.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the “Corporate Governance” section of our investor relations website at https://investors.altoneuroscience.com.
Hedging and Pledging Policy
Our Board has adopted an insider trading policy which applies to all of our directors, officers, employees, and agents (such as consultants and contractors). The policy prohibits hedging or similar transactions designed to decrease the risks associated with holding our common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, holding our common stock in a margin account, and pledging our shares as collateral for a loan.

Equity Award Grant Policies and Procedures

It is not the Compensation Committee’s practice to time or otherwise coordinate the granting of any equity awards to our non-employee directors or named executive officers with any release of material nonpublic information. It is the practice of our Compensation Committee to review the Company’s results and our named executive officers’ performance following the end of a fiscal year, as well as the outstanding equity awards held by our named executive officers, and, based on those reviews, to grant stock options to our named executive officers. The grant date for those equity awards is generally consistent with the date on which our Compensation Committee meets during the first fiscal quarter of each year. Additionally, our Compensation Committee approves the granting of equity awards in connection with the commencement of employment of our named executive officers, and from time to time as determined appropriate by our Compensation Committee. In accordance with our non-employee director compensation policy, our eligible non-employee directors are granted stock options on the effective date of their appointment to the board, the date of each annual meeting of our stockholders, and on specifically designated dates for any director who elects to receive some or all of their eligible cash compensation in the form of stock options.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has audited our financial statements since 2021. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of a majority of the votes cast on this matter, voting affirmatively or negatively (excluding abstentions and broker non-votes) will be required to ratify the selection of Deloitte.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023, by Deloitte and its affiliates:

	Fiscal Year Ended December 31,
Fee Category	2024	2023
Audit fees(1)	$1,509,739	$779,233
Audit-related fees(2)	0	0
Tax fees(3)	32,400	46,426
All other fees(4)	1,895	0

Total fees	$1,544,034	$825,659

(1)

Audit fees consist of fees billed or expected to be billed for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings. For the fiscal years ended December 31, 2024 and 2023, this category also included fees for services provided in connection with the IPO.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.”

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services, including fees for professional services related to an Internal Revenue Code Section 382 study.
(4)

All other fees consist of aggregate fees billed for products and services provided by our independent registered public accounting firm other than those disclosed above and consist of fees for accessing Deloitte’s online accounting research tool.

Our Audit Committee was formed upon the consummation of our IPO. As a result, the Audit Committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our Audit Committee were approved by our Board. All services performed and fees incurred subsequent to our IPO were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 1, 2025. Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earliest resignation or removal.

Name	Age	Position(s)
Amit Etkin, M.D., Ph.D.	48	President, Chief Executive Officer, and Chair of the Board
Nicholas Smith	36	Chief Financial Officer and Chief Business Officer
Michael Hanley	52	Chief Operating Officer
Adam Savitz, M.D., Ph.D.	59	Chief Medical Officer

Amit Etkin, M.D., Ph.D. Biographical information regarding Dr. Etkin is set forth under the section titled “Election of Directors - Continuing Directors” above.

Nicholas Smith has served as our Chief Financial Officer since November 2022 and has served as our Chief Business Officer since September 2021. Mr. Smith also served as a member of our board of directors from July 2023 through October 2023. Prior to joining us, Mr. Smith served in various roles at Aptinyx Inc., a CNS-focused biopharmaceutical company, from March 2017 until September 2021, including Vice President, Investor Relations and Corporate Development from March 2021 to September 2021, Senior Director, Corporate Development and Investor Relations from March 2019 to March 2021, and Director, Corporate Development from March 2017 to March 2019. Mr. Smith received a B.A. in Accounting and Finance from North Central College.

Michael Hanley has served as our Chief Operating Officer since May 2024. Prior to joining Alto, he served as Founder and Executive Director of Slainte Strategic Consulting LLC from May 2023 to May 2024. Mr. Hanley previously served as Chief Business Officer and Chief Commercial Officer of Aeglea BioTherapeutics, Inc. (“Aeglea”), a biotechnology company, from August 2022 to April 2023 and October 2019 to August 2022, respectively. Prior to Aeglea, Mr. Hanley served as Vice President and U.S. Chief Commercial Officer of Esteve Pharmaceuticals, S.A., a privately-held specialty pharmaceutical company, from April 2018 to September 2019. Mr. Hanley received a BBA in Marketing from the University of Notre Dame and an MBA from the Kellogg School of Management at Northwestern University.

Adam Savitz, M.D., Ph.D. has served as our Chief Medical Officer since July 2021. Before joining us, Dr. Savitz served in various roles at Janssen Research and Development, LLC, a pharmaceutical company, from May 2011 to June 2021, most recently serving as Senior Director Clinical Research from July 2017 to June 2021. From 2020 to 2021, he served as Clinical Strategy Leader for the Mood Disorder Disease Area Stronghold. Dr. Savitz completed his psychiatry training and served on the staff at Massachusetts General Hospital. He served as a full-time faculty member in the Department of Psychiatry at Weill Cornell Medicine, including as unit chief of an inpatient psychiatry unit, from 2001 until 2011. He received an M.D. and Ph.D. in Molecular Biology at the University of California, Los Angeles and a B.S./M.S. in Molecular Biophysics and Biochemistry from Yale University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of March 17, 2025 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 16, 2025, which is 60 days after March 17, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe based on information provided to us, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage ownership information shown in the table below is based on 27,072,129 shares of common stock outstanding as of March 17, 2025.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Alto Neuroscience, Inc., 650 Castro Street, Suite 450, Mountain View, California 94041.

	Beneficial Ownership
Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Alpha Wave Ventures II, LP (1)	3,707,757	13.70%
Entities affiliated with Steven A. Cohen (2)	2,359,931	8.72%
Amit Etkin, M.D., Ph.D.(3)	1,585,451	5.78%
BlackRock, Inc.(4)	1,445,734	5.34%
Directors and Named Executive Officers:
Amit Etkin, M.D., Ph.D.(3)	1,585,451	5.78%
Nicholas Smith(5)	320,661	1.17%
Michael Hanley (6)	8,000	*
Po Yu (Jeff) Chen, Ph.D. (7)	61,988	*
Christopher Nixon Cox(8)	739,324	2.73%
Andrew Dreyfus(9)	24,604	*
Husseini Manji, M.D.(10)	19,370	*
Maha Radhakrishnan, M.D. (11)	13,480	*
Gwill York(12)	89,589	*
All executive officers and directors as a group (10 persons) (13)	3,135,636	11.13%

*	Represents beneficial ownership of less than one percent.

(1)

This information has been obtained from a Schedule 13G filed on February 8, 2024 by entities affiliated with Alpha Wave Ventures II, LP. Consists of shares of common stock held by Alpha Wave Ventures II, LP. Alpha Wave Ventures GP, Ltd, or Alpha Wave Ventures GP, is the general partner of Alpha Wave Ventures II, LP, and therefore may be deemed to exercise voting and dispositive control over the shares held by Alpha Wave Ventures II, LP. Alpha Wave Ventures GP is a joint venture between Alpha Wave Global, LP and Lunate Holding RSC LTD. Lunate Holding RSC LTD is a subsidiary of Chimera Investment LLC. Richard Gerson is the Chairman and Chief Investment Officer of Alpha Wave Global, LP. Chimera Investment LLC is controlled by its board of directors. The address for each of Alpha Wave Ventures II, LP, Alpha Wave Ventures GP, Ltd and Richard Gerson is 667 Madison Avenue, 19th Floor, New York, New York 10065. The address for Chimera Investment LLC is Office 410, Royal Group Headquarters Building, Khalifa Park Area, Abu Dhabi, United Arab Emirates. The address for Lunate Holding RSC LTD is Unit No. 1, Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(2)

This information has been obtained from a Schedule 13G/A filed on February 14, 2025 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point 72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC and Steven A. Cohen. Consists of (a) 667,778 shares of common stock held by Point72 Biotech Private Investments, LLC and (b) 1,692,153 shares of common stock held by Point72 Associates, LLC, an investment fund managed by Point72 Asset Management, L.P. Point72 Asset Management L.P., Point72 Capital Advisors, Inc., and Mr. Cohen own directly no shares of our common stock. Pursuant to an investment management agreement, Point72 Asset Management, L.P. maintains investment and voting power with respect to securities held by Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. Differentiated Ventures Investments, LLC is the managing member of Point72 Biotech Private Investments, LLC and may be deemed to share beneficial ownership of the shares of common stock held by Point72 Biotech Private Investments, LLC. 72 Investment Holdings, LLC is the sole member of Differentiated Ventures Investments, LLC and may be deemed to share beneficial ownership of the shares of common stock of which Differentiated Ventures Investments, LLC may be deemed the beneficial owner. Mr. Cohen controls each of Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, and 72 Investment Holdings, LLC. The address for each of the entities and person listed above is 72 Cummings Point Road, Stamford, CT 06902.

(3)

Consists of (a) 1,205,465 shares of common stock held by Dr. Etkin, and (b) 379,986 shares of common stock issuable upon the exercise of options held by Dr. Etkin that are exercisable within 60 days of March 17, 2025.

(4)

This information has been obtained from a Schedule 13G on November 8, 2024 by BlackRock, Inc. Of such shares, BlackRock, Inc. has sole voting power for 1,433,989 shares and sole dispositive power for 1,445,734 shares. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)

Consists of (a) 7,713 shares of common stock held by Mr. Smith, and (b) 312,948 shares of common stock issuable upon the exercise of options held by Mr. Smith that are exercisable within 60 days of March 17, 2025.

(6)	Consists of 8,000 shares of common stock issuable upon the exercise of options held by Mr. Hanley that are exercisable within 60 days of March 17, 2025.
(7)

Consists of (a) 47,709 shares of common stock held by Dr. Chen, and (b) 14,279 shares of common stock issuable upon the exercise of options held by Dr. Chen that are exercisable within 60 days of March 17, 2025.

(8)

Consists of (a) 715,653 shares of common stock held by Lightswitch Capital Fund I, L.P., or Lightswitch Capital, and (b) 23,671 shares of common stock issuable upon the exercise of options held by Mr. Cox that are exercisable within 60 days of March 17, 2025. Mr. Cox, a member of our board of directors, is the Chief Executive Officer of Lightswitch Capital GP, LLC, or Lightswitch GP, the general partner of Lightswitch Capital. As a result, each of Mr. Cox and Lightswitch GP may be deemed to have voting and investment power with respect to the shares held by Lightswitch Capital. The address for each of the entities and person listed above is 1133 Avenue of the Americas, New York, New York 10036.
(9)	Consists of 24,604 shares of common stock issuable upon the exercise of options held by Mr. Dreyfus that are exercisable within 60 days of March 17, 2025.
(10)	Consists of 19,370 shares of common stock issuable upon the exercise of options held by Dr. Manji that are exercisable within 60 days of March 17, 2025.
(11)	Consists of 13,480 shares of common stock issuable upon the exercise of options held by Dr. Radhakrishnan that are exercisable within 60 days of March 17, 2025.
(12)

Consists of (a) 23,917 shares of common stock held by Ms. York and (b) 65,672 shares of common stock issuable upon the exercise of options held by Ms. York that are exercisable within 60 days of March 17, 2025.

(13)

Consists of (a) 2,040,308 shares of common stock, and (b) 1,095,328 shares of common stock issuable upon the exercise of options held by our executive officers and directors that are exercisable within 60 days of March 17, 2025.

EXECUTIVE COMPENSATION

Summary Compensation Table

Our named executive officers for the year ended December 31, 2024, consisting of our principal executive officer and the next two most highly compensated executive officers who were serving in such capacity as of December 31, 2024, are:

•	Amit Etkin, M.D., Ph.D., our President, Chief Executive Officer, and Chair of the Board;

•	Nicholas Smith, our Chief Financial Officer and Chief Business Officer; and

•	Michael Hanley, our Chief Operating Officer.

The following table summarizes the total compensation of our named executive officers for their services performed in the years ended December 31, 2024 and 2023. This table should be read in conjunction with the “Narrative to Summary Compensation Table” immediately below.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)		Total ($)
Amit Etkin, M.D., Ph.D. President, Chief Executive Officer, and Chair of the Board	2024 2023	603,050 392,552	516,500 —	2,553,350 1,363,722	368,401 294,525	24,547 24,098	(4)	4,065,848 2,074,897

Nicholas Smith Chief Financial Officer and Chief Business Officer	2024 2023	466,511 383,630	284,997 —	1,030,500 1,146,736	203,300 230,265	10,656 10,230		1,995,964 1,770,861

Michael Hanley Chief Operating Officer	2024	283,205	—	1,876,263	201,160	82,000		2,442,628

(1)

Upon the closing of our IPO in February 2024, Dr. Etkin’s base salary increased from $406,445 to $626,000; and Mr. Smith’s base salary increased from $397,207 to $475,000. Mr. Hanley’s 2024 base salary was $470,000. The 2024 amount reported in the “Salary” column, above, represents Mr. Hanley’s annual base salary prorated for the number of months he was employed with the Company in 2024.

(2)

The amounts shown in the Stock Awards and Option Awards columns represent the grant date fair value of stock options and restricted stock units determined in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718. These amounts do not reflect dollar amounts actually received by the named executive officer or the economic value that may be received by the named executive officer upon stock option exercise or any sale of the underlying shares of common stock. The assumptions made in the valuation reflected in these columns are set forth in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(3)	Amounts shown in the All Other Compensation column for 2024 are comprised of the following:

	Company matching contributions under 401(k) plan	Term Life Insurance Premiums	Other		Total
Amit Etkin, M.D., Ph.D.	$10,350	$8,676	$5,521	(a)	$24,547
Nicholas Smith	$10,350	$306	$—		$10,656
Michael Hanley	$8,225	$275	$73,500	(b)	$82,000

(a)	Amount shown represents disability insurance premiums paid for the benefit of Dr. Etkin.
(b)	Amounts shown represent consulting fees paid to Mr. Hanley for consulting services provided to the Company prior to commencement of employment.

(4)	The amount shown reflects a correction to the previously reported amount to account for disability insurance premiums paid for the benefit of Dr. Etkin in fiscal year 2023.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities as well as competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience, as well as market practices of our peer group companies provided by the Compensation Committee’s independent compensation consultant.

The 2024 base salaries for our named executive officers, set forth in the chart below, were initially set prior to the IPO. Effective immediately following the effectiveness of the IPO Registration Statement, the base salaries for our named executive officers were adjusted as follows:

Name	2024 Base Salary (Pre-IPO)	2024 Base Salary (Post-IPO)
Amit Etkin, M.D., Ph.D.	$406,445	$626,000
Nicholas Smith	$397,207	$475,000
Michael Hanley	N/A	$470,000

Annual Incentive Compensation

In addition to base salaries, each of our named executive officers is eligible to receive annual incentive compensation of up to a percentage of the executive’s gross base salary based on individual performance, company performance, achievement of corporate goals, or as otherwise determined appropriate, as determined by our Compensation Committee. For the year ended December 31, 2024, cash incentive targets were 55% for Dr. Etkin and 40% for each of Mr. Smith and Mr. Hanley. The Compensation Committee determined that the percentage of attainment of our corporate goals for 2024 was 107% and approved an individual performance achievement payout for each of Dr. Etkin, Mr. Smith, and Mr. Hanley in the amounts reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Incentive Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each named executive officer’s continuous service with us and serves as an additional retention measure. Our named executive officers generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. Following the completion of our initial public offering, we grant all equity awards pursuant to our 2024 Equity Incentive Plan.

2024 Option Awards

In March 2024, the Compensation Committee granted each of Dr. Etkin and Mr. Smith an option to purchase 223,000 and 90,000 shares of our common stock, respectively. Each of these stock options has an exercise price of $14.88 per share. The terms of these awards are described under “—Outstanding Equity Awards at Fiscal Year End” below.

In March 2024, Mr. Hanley received an option to purchase 8,000 shares of our common stock in connection with a consulting arrangement pursuant to which Mr. Hanley performed services for the Company prior to his commencement of employment. This stock option has an exercise price of $14.88 per share. In addition, in May 2024 in connection with the commencement of Mr. Hanley’s employment as our Chief Operating Officer, the Compensation Committee granted to Mr. Hanley an option to purchase 188,000 shares of our common stock at an exercise price of $12.40 per share. The terms of these awards are described under “—Outstanding Equity Awards at Fiscal Year End” below.

2024 RSU Awards

In March 2024, the Compensation Committee also granted to each of Dr. Etkin and Mr. Smith an RSU award in the amount of 34,711 and 19,153 shares, respectively. The terms of these awards are described under “—Outstanding Equity Awards at Fiscal Year End” below. These RSU awards were made in recognition of performance in connection with our IPO and to support retention and management continuity during a critical inflection point for the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2024.

		Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(2)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(3)
Amit Etkin, M.D., Ph.D. President, Chief Executive Officer, and Chair of the Board	9/27/2021 4/14/2023 12/20/2023 3/1/2024	157,367 16,588 123,644 —	— 18,032 123,646 223,000	(4) (5) (6)	2.32 6.23 5.30 14.88		9/26/2031 4/13/2033 12/19/2033 2/28/2034	— — — 34,711	(7)	— — — 146,828

Nicholas Smith Chief Financial Officer and Chief Business Officer	9/9/2021 9/27/2021 9/22/2022 4/14/2023 12/20/2023 3/1/2024	91,329 22,481 25,291 16,212 101,165 —	21,076 — 19,671 17,621 101,164 90,000	(8) (9) (4) (5) (6)	2.32 2.32 6.23 6.23 5.30 14.88	(10)	9/8/2031 9/26/2031 9/21/2032 4/13/2033 12/19/2033 2/28/2034	— — — — — 19,153	(7)	— — — — — 81,017

Michael Hanley Chief Operating Officer	3/1/2024 5/20/2024	8,000 —	— 188,000	(11)	14.88 12.40		2/28/2034 5/19/2034	— —		— —

(1)	All of the equity awards prior to our IPO were granted under the 2019 Plan and all of the equity awards following our IPO were granted under the 2024 Plan.
(2)

Prior to our IPO, all option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined by our Board. All option awards granted since our IPO in February 2024 were granted with a per share exercise price equal to the closing sales price of our common stock on the NYSE on the date of grant.

(3)	Amounts are calculated by multiplying the number of shares shown in the table by $4.23, the closing market price of our common stock on the NYSE as of December 31, 2024.
(4)

This stock option vests over a period of four years, with 25% of the shares underlying the option vesting on the one year anniversary of the January 1, 2023 vesting commencement date, and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

(5)

This stock option vests as follows: 1/3 of the shares underlying the option vested upon completion of the IPO and 2/3 of the shares underlying the option will vest over a period of four years, with 25% of the shares underlying the time-based portion vesting on the one year anniversary of the December 20, 2023 vesting commencement date, and 1/48 of the shares underlying the time-based portion vesting on a monthly basis thereafter, subject to continued service through each vesting date.
(6)

This stock option vests over a period of four years, with 25% of the shares underlying the option vesting on the one year anniversary of the March 1, 2024 vesting commencement date and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

(7)

The shares underlying the restricted stock unit vest in two equal annual installments on September 1, 2025 and March 1, 2026, subject to the named executive officer’s continuous service as of each such vesting date.

(8)

This stock option vests over a period of four years, with 25% of the shares underlying the option vesting on the one year anniversary of the September 8, 2021 vesting commencement date and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

(9)

This stock option vests over a period of four years, with 1/48 of the shares underlying the option vesting monthly beginning on the one-month anniversary of the September 21, 2022 vesting commencement date, subject to continued service through each vesting date.

(10)

This stock option was originally granted at an exercise price of $7.06 per share (the fair market value of our common stock as of the date of grant), which exercise price was amended by our board of directors in April 2023 to reflect an exercise price of $6.23 per share (the then current fair market value of our common stock).

(11)

This stock option vests over a period of four years, with 25% of the shares underlying the option vesting on the one year anniversary of the May 20, 2024 vesting commencement date and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

Employment Arrangements

We are party to employment offer letters with each of our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s base salary, eligibility for employee benefits, and severance benefits upon a qualifying termination of employment or change in control of our company. Each of our named executive officers has executed our standard at-will employment offer letter and our confidential information, inventions assignment, and arbitration agreement. The key terms of the employment offer letters with our named executive officers, including potential payments upon termination or change in control, are described below.

Amit Etkin, M.D., Ph.D.

In November 2023, we entered into an employment offer letter with Dr. Etkin, our President and Chief Executive Officer and a member of our board of directors, which was amended in January 2024 (as amended, the “Etkin Offer Letter”). The Etkin Offer Letter provided for an initial annual base salary, subject to adjustment by the Board or Compensation Committee. The Etkin Offer Letter also provided that Dr. Etkin is eligible to receive an annual performance cash bonus with a target bonus opportunity, subject to adjustment by the Board or Compensation Committee, based on the achievement of corporate and individual objectives and milestones established by the Board. Dr. Etkin is entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Nicholas Smith

In November 2023, we entered into an employment offer letter with Mr. Smith, our Chief Financial Officer, which was amended in January 2024 (as amended, the “Smith Offer Letter”). The Smith Offer Letter provided for an initial annual base salary, subject to adjustment by the Board or Compensation Committee. The Smith Offer Letter also provided that Mr. Smith is eligible to receive an annual performance cash bonus with a target bonus opportunity, subject to adjustment by the Board or Compensation Committee, based on the achievement of corporate and individual objectives and milestones established by the Board. Mr. Smith is entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Michael Hanley

In May 2024, we entered into an employment offer letter with Mr. Hanley, our Chief Operating Officer (the “Hanley Offer Letter” and, together with the Etkin Offer Letter and the Smith Offer Letter, the “Employment Offer Letters”). The Hanley Offer Letter provided for an initial annual base salary, subject to adjustment by the Board or Compensation Committee. The Hanley Offer Letter also provided that Mr. Hanley is eligible to receive an annual performance cash bonus with a target bonus opportunity, subject to adjustment by the Board or Compensation Committee, based on the achievement of corporate and individual objectives and milestones established by the Board. Mr. Hanley is entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each of our named executive officers is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation.

Termination Without Cause

Pursuant to the terms of their Employment Offer Letters, if we terminate any of our named executive officer’s employment without cause (as defined in the applicable Employment Offer Letter), then he will be entitled to a cash payment equal to his then-current base salary for nine months (or 12 months for Dr. Etkin) in the form of salary continuation. In addition, we are required to pay the employer portion of the premiums for the named executive officer and his dependents of group health insurance COBRA continuation coverage for nine months (or 12 months for Dr. Etkin) in a lump sum.

Change in Control

If we terminate a named executive officer’s employment without cause or he resigns for good reason (as defined in the applicable Employment Offer Letter) within the 60 days prior to or twelve months following a change in control, the named executive officer will be entitled to a cash payment equal to his then-current base salary for 12 months (or 18 months for Dr. Etkin) in a lump sum. In addition, the named executive officer will be entitled to receive a lump sum cash payment equal to 12 months (or 18 months for Dr. Etkin) of annual bonus that he would be entitled to receive if corporate and/or individual objectives and milestones were fully achieved for the calendar year in which the separation occurs. He will also receive accelerated vesting of all outstanding equity awards, including acceleration of performance awards at the higher of target or actual achievement. We also are required to pay the employer portion of the premiums for the named executive officer and his dependents of group health insurance COBRA continuation coverage for 12 months (or 18 months for Dr. Etkin) in a lump sum.

Other Compensation and Benefits

Each of our named executive officers is eligible to participate in our employee benefit plans, including our medical, dental, vision, life, and long term disability plans, in each case on the same basis as all of our other employees. We pay the premiums for the medical, dental, vision, and life insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Individual contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We may elect, at our discretion, to make matching employee contributions.

Compensation Recovery (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we adopted an incentive compensation clawback policy at the time of our IPO that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;

•	as an officer, derivative claims brought on behalf of the corporation by a stockholder; or

•	any transaction from which the director or officer derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding.

We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, executive officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a Rule 10b5-1 plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy and any applicable 10b5-1 guidelines.

Emerging Growth Company Status

We became a public company in February 2024 and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2029, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1.235 billion in non-convertible debt securities, or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2024. This table does not include securities underlying our Inducement Plan which was adopted by our Board in February 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	5,161,852	(1)	$7.50	(2)	250,198	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	5,161,852		$7.50		250,198

(1)	Consists of 3,162,050 shares underlying stock options granted pursuant to our 2019 Plan. Consists of 1,945,938 stock options and 53,864 restricted stock units granted pursuant to our 2024 Plan.

(2)	The calculation of weighted average exercise price includes only outstanding stock options and excludes restricted stock units which have no exercise price.

(3)

Consists of 198 shares available under our 2024 Plan as of December 31, 2024 and 250,000 shares available under our 2024 Employee Stock Purchase Plan as of December 31, 2024. Our 2024 Plan is a successor to and continuation of our 2019 Plan (referred to in the 2024 Plan as our Prior Plan). The 2019 Plan terminated on the date the 2024 Plan became effective, and thereafter no further stock awards will be granted under the 2019 Plan.

The maximum number of shares of our common stock that may be issued under our 2024 Plan was initially 2,000,000. The number of shares of our common stock reserved for issuance under our 2024 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2034, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 1,349,328 shares of common stock that are available for issuance under the 2024 Plan on January 1, 2025, which is not reflected in the table above.

The maximum number of shares of our common stock that may be issued under our 2024 Employee Stock Purchase Plan was initially 250,000. The number of shares of our common stock reserved for issuance under our 2024 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2034, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. No shares have been issued under the 2024 Employee Stock Purchase Plan. Pursuant to this provision, we added 269,865 shares of common stock that are available for issuance under the 2024 Employee Stock Purchase Plan on January 1, 2025, which is not reflected in the table above.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000 or, if less, 1% of the average of our total assets for the last two competed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of the Board) for review, consideration, and approval or ratification. The presentation must include a description of, among other things, all of the parties thereto, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer, and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

All of the transactions described below prior to the IPO were entered into prior to the adoption of this policy. Although we did not previously have a written policy for the review and approval of transactions with related persons, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our board of directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

Certain Related Person Transactions and Indemnification

Other than compensation arrangements for our directors and executive officers, which are described above, below we describe transactions since January 1, 2023 to which we were or will be a participant, in which:

•	the amount involved in the transaction exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average of our total assets as of the end of the last two completed fiscal years; and

•

any of our then directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of these individuals or entities, which we collectively refer to as our related parties, had or will have a direct or indirect material interest.

Convertible Preferred Stock Financings

Series B Convertible Preferred Stock Financing

In April 2022 and in subsequent closings taking place through January 2023, we issued and sold an aggregate of 9,876,955 shares of our Series B convertible preferred stock at a purchase price of $6.0000 per share for aggregate gross proceeds of approximately $59.3 million.

The table below sets forth the number of shares of our Series B convertible preferred stock purchased by related parties.

Name of Stockholder	Shares of Series B Convertible Preferred Stock (#)	Total Purchase Price ($)
Alpha Wave Ventures II, LP(1)	4,166,667	25,000,002
Lightswitch Capital Fund I, L.P.(2)	1,250,000	7,500,000
IJS Global Holdings, LTD.(3)	833,333	4,999,998
Entities affiliated with Apeiron Investment Group Ltd.(4)	833,332	4,999,992
Po Yu (Jeff) Chen	83,333	499,998
Amit Etkin, M.D., Ph.D.	25,000	150,000
Robert L. Friedman 2003 Long-Term Trust fbo Lisa Savitz(5)	16,666	99,996

(1)	Alpha Wave Ventures II, LP beneficially owns greater than 5% of our capital stock. Chris Dimitropoulos, a former member of our Board, is a Managing Director of Alpha Wave Global LP.
(2)

Christopher Nixon Cox, a member of our Board, is Chief Executive Officer of Lightswitch Capital. See the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information.

(3)	Jeff Chen, a member of our Board, is a Managing Director of Alkeon Capital Management, LLC, investment adviser of IJS Global Holdings, LTD.
(4)

Entities affiliated with Apeiron Investment Group Ltd. beneficially owned greater than 5% of our capital stock at the time of the transaction. Aaron N.D. Weaver, a former member of our Board, is a Portfolio Manager of Apeiron Investment Group, Ltd.

(5)	The spouse of Adam Savitz, our Chief Medical Officer, is the beneficiary of the trust.

Series C Convertible Preferred Stock Financing

In November 2023, we issued and sold an aggregate of 9,547,802 shares of our Series C convertible preferred stock at a purchase price of $4.7132 per share for aggregate gross proceeds of approximately $45.0 million.

The table below sets forth the number of shares of our Series C convertible preferred stock purchased by our related parties.

Name of Stockholder	Shares of Series C Convertible Preferred Stock (#)	Total Purchase Price ($)
Alpha Wave Ventures II, LP(1)	2,546,067	11,999,996
Entities affiliated with InVivium Capital(2)	1,319,711	6,219,996
Entities affiliated with Lightswitch Capital(3)	1,342,778	6,328,714
IJS Global Holdings, LTD(4)	187,944	885,808
Po Yu (Jeff) Chen	18,794	88,579

(1)	Alpha Wave Ventures II, LP beneficially owns greater than 5% of our capital stock. Chris Dimitropoulos, a former member of our Board, is a Managing Director of Alpha Wave Global LP.
(2)	Michael Liang, Ph.D., a former member of our Board, is Managing Partner of InVivium Capital.
(3)

Christopher Nixon Cox, a member of our Board, is Chief Executive Officer of Lightswitch Capital. See the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information.

(4)	Jeff Chen, a member of our Board, is a Managing Director of Alkeon Capital Management, LLC, investment adviser of IJS Global Holdings, LTD.

Initial Public Offering - Directed Share Program

In February 2024, we closed the IPO, pursuant to which we issued and sold 9,246,000 shares of our common stock, including full exercise of the underwriters’ option to purchase 1,206,000 additional shares, at a public offering price of $16.00 per share. The following table sets forth the aggregate cash purchase price paid by our directors, executive officers, and 5% stockholders and their affiliates and the number of shares of our common stock issued in consideration of such amounts. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share.

Name	Shares of Common Stock (#)	Total Purchase Price ($)
Entities affiliated with Steven A. Cohen(1)	1,025,000	16,400,000
Alpha Wave Ventures II, LP(2)	600,000	9,600,000
Entities affiliated with InVivium Capital(3)	56,250	900,000
Robert L. Friedman 2003 Long-Term Trust fbo Lisa Savitz(4)	17,000	272,000
Robert L. Friedman 2003 Long-Term Trust fbo Andrew Friedman(5)	17,000	272,000
Amit Etkin, M.D., Ph.D.	3,125	50,000
Dan Segal(6)	1,563	25,008
Nicholas Smith	1,563	25,008
Oran Etkin(7)	938	15,008
Alison Savitz & David Glass(8)	625	10,000

Total	1,723,064	27,569,024

(1)	Following the closing of the IPO, entities affiliated with Steven A. Cohen beneficially own greater than 5% of our capital stock.

(2)	Alpha Wave Ventures II, LP beneficially owns greater than 5% of our capital stock. Chris Dimitropoulos, a former member of our Board, is a Managing Director of Alpha Wave Global LP.
(3)	Michael Liang, Ph.D., a former member of our Board, is Managing Partner of InVivium Capital.
(4)	The spouse of Adam Savitz, our Chief Medical Officer, is the beneficiary of the trust.
(5)	The brother-in-law of Adam Savitz, our Chief Medical Officer, is the beneficiary of the trust.
(6)	Prior to the closing of the IPO, Dan Segal beneficially owned greater than 5% of our capital stock. Mr. Segal also previously served as a member of our Board.
(7)	Oran Etkin is the sibling of Amit Etkin, M.D., Ph.D., our President, Chief Executive Officer and Chair of our Board.
(8)	Alison Savitz is the sibling of Adam Savitz, our Chief Medical Officer.

Investor Agreements

In connection with our convertible preferred stock financings, we entered into investors’ rights, right of first refusal, and co-sale and voting agreements, which contain, among other things, registration rights, information rights, voting rights, and rights of first refusal, with certain holders of our capital stock, including entities affiliated with Apeiron Investment Group Ltd., Alpha Wave Ventures II, LP., IJS Global Holdings, Ltd., entities affiliated with Lightswitch Capital Fund I, L.P., Po Yu (Jeff) Chen, and Gwill York. These agreements terminated upon the closing of the IPO, except for the registration rights granted under our investors’ rights agreement. See also the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding beneficial ownership of our capital stock.

Equity Grants

We have granted stock options and restricted stock awards to our executive officers and certain members of our Board. For more information regarding the options granted to our executive officers and directors, see the sections titled “Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and officers, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees when determined appropriate by the Board.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. For more information regarding these agreements, see the section titled “Executive Compensation—Limitation of Liability and Indemnification .”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Alto Neuroscience, Inc. stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Alto Neuroscience, Inc. Upon written or oral request, we will coordinate the prompt delivery of a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of documents was delivered. Direct your written request to Alto Neuroscience, Inc., Corporate Secretary, 650 Castro Street, Suite 450, Mountain View, California 94041 or contact us at (650) 200-0412. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Erin R. McQuade
Erin R. McQuade
General Counsel and Chief Administrative Officer Corporate Secretary

April 1, 2025

A copy of our 2024 Annual Report on Form 10-K is available without charge upon written request to: Alto Neuroscience, Inc, Attn: Corporate Secretary, 650 Castro Street, Suite 450, Mountain View, California 94041. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report on Form 10-K is also available online at www.proxyvote.com.

SCAN TO VIEW MATERIALS & VOTE w ALTO NEUROSCIENCE, INC. VOTE BY INTERNET 650 CASTRO STREET, SUITE 450 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above MOUNTAIN VIEW, CA 94041 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ANRO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V65338-P22265 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALTO NEUROSCIENCE, INC. The Board of Directors recommends you vote FOR the nominee: 1. To elect the Board’s Class I Director nominee, Husseini Manji, to the Board of Directors to hold office until the 2028 Annual Meeting of Stockholders. For Withhold 1a. Husseini Manji ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public ! ! ! accounting firm of the Company for the year ending December 31, 2025. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting: The 2024 Annual Report on Form 10-K, Notice, and Proxy Statement are available at www.proxyvote.com. V65339-P22265 ALTO NEUROSCIENCE, INC. 2025 ANNUAL MEETING OF STOCKHOLDERS May 13, 2025 8:30 a.m., Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) acknowledge(s) receipt of the Notice of the 2025 Annual Meeting of Stockholders of Alto Neuroscience, Inc. and the Proxy Statement and hereby appoint(s) Nicholas C. Smith and Erin R. McQuade, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if the nominee is unable to serve or for good cause will not serve), all of the shares of Common Stock of Alto Neuroscience, Inc. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on Tuesday, May 13, 2025, which will be a virtual stockholder meeting through which you can listen to the meeting and vote online at www.virtualshareholdermeeting.com/ANRO2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof. Continued and to be signed on reverse side